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                                                                    EXHIBIT 10.7


                      COMMUTATION AND SETTLEMENT AGREEMENT
                  (hereinafter referred to as the "AGREEMENT")


       This Agreement, dated July 28, 2005 is entered into by and between

 CENTRE SOLUTIONS (BERMUDA) LIMITED (hereinafter referred to as the "REINSURER")

                                       and

PENN TREATY AMERICAN CORPORATION ("PTAC"), PENN TREATY NETWORK AMERICA INSURANCE
       COMPANY ("PTNAIC") AND AMERICAN NETWORK INSURANCE COMPANY (ANIC")
   (PTAC, PTNAIC AND ANIC hereinafter jointly referred to as the "COMPANIES")


WHEREAS, the Reinsurer and the Companies entered into two Quota Share Reinsurance Contracts: Penn Treaty 2001 and Penn Treaty 2002 as more fully defined in Schedule A (as they may have been amended from time to time, collectively, the "REINSURANCE AGREEMENTS"), it being understood and agreed that the term "Reinsurance Agreements" shall include any and all other arrangements, representations and agreements (whether written or not) which the Reinsurer and the Companies may have made with respect to the Reinsurance Agreements; and

WHEREAS, the Reinsurer and the Companies desire to fully and finally settle and commute all obligations arising out of or under or relating, directly or indirectly, to the Reinsurance Agreements; and

WHEREAS, the Reinsurer has offered to pay and the Companies have agreed to accept in full satisfaction of the Reinsurer' past, present and future obligations and liabilities under the Reinsurance Agreements the Commutation Amount (as described below): and

WHEREAS, the Reinsurer has provided to the Companies as collateral security for its obligations to the Companies pursuant to the Reinsurance Agreements the following four letters of credit: (i) Royal Bank of Scotland (the "RBS Bank") (LOC No. 010203600630NY in the face amount of $19,700,000.00), (ii) Royal Bank of Canada (the "RBC Bank") (LOC No. 4218/S22494 in the face amount of $50,000,000), (iii) Citibank (LOC No. 162446 in the face amount of $69,840,578.97) and (iv) Citibank (LOC No. 162447 in the face amount of $17,922,911.00 ) (the RBS Bank, the RBC Bank and Citibank are collectively referred to herein as the "LOC Banks") (the letters of credits are individually referred to as, "LOC RBS" , "LOC RBC", " LOC Citibank 46", and " LOC Citibank 47" and collectively, the "LOCs"); and the Reinsurer has set-up two trust accounts as follows (x) a trust with Bank of New York as the Trustee (Account 056826), Centre Solutions (Bermuda) Limited as grantor and Penn Treaty Network America Insurance Company as beneficiary (the "PTNA Trust") and (y) a trust with Bank of New York as the Trustee (Account

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056825), Centre Solutions (Bermuda) Limited as grantor and American Network
Insurance Company as beneficiary (the "ANIC Trust") , (hereinafter collectively referred to as the "Trust Accounts")

NOW, THEREFORE, intending to be legally bound, in consideration of these premises, covenants, conditions, promises and releases contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Reinsurer and the Companies agree as follows (any capitalized term not herein defined shall have the meaning ascribed to it in the Reinsurance Agreements):

        1. PAYMENT OF COMMUTATION AMOUNT. Effective on and as of the Closing date (i) With respect to Penn Treaty 2001, the Reinsurer will deliver as soon as practicable, but within three (3) business days, to the Companies as directed by the Companies the marketable securities (actual securities delivered will be different from those listed in the attached schedule 1.1, to reflect transactions occurring on or after 5/23/05 as a result of partial and full redemptions, purchases and sales as authorized by the Companies and as described in the attached schedule 1.2. Any remaining cash proceeds are included in cash amounts listed on the schedule) and cash identified and listed in Schedule 1 attached hereto, any item in this article 1 or on Schedule 1 which is either an estimate or has not been determined as of the closing date will be trued-up as soon as practicable when actual amounts are available (ii) With respect to Penn Treaty 2002, the Reinsurer will deliver to the Companies as soon as practicable, but within three business days an amount equal to $4,688,230 as described in
Schedule 1 hereof (iii) the Reinsurer hereby relinquishes its rights to any Funds Withheld Balance held by any of the Companies, (iv) the Reinsurer hereby forfeits all warrants for the Companies' preferred stock, and (v) the Companies hereby relinquish any rights to the LOC's and the Trust Accounts (and shall deliver the LOC's and take such actions with respect to the LOC's and Trust Accounts as provided in paragraph 5(e), below. The amounts and considerations described in (i) through (v) are hereinafter collectively referred to as the Commutation Amount. The Commutation Amount is in full satisfaction of all past, present and future liabilities and obligations owed by the Reinsurer to the Companies and by the Companies to the Reinsurer under the Reinsurance Agreements Payment of any cash component of the Commutation Amount shall be made by wire transfer to the Companies in accordance with instructions set forth in Schedule B hereto and transfer and delivery of the marketable securities will be made in accordance with the Companies instructions via DTC. No other payments (except as may be expressly provided in this Agreement) or any other consideration shall be payable or provided by either the Reinsurer or the Companies in connection with this Agreement and the Reinsurance Agreements.

        2. CANCELLATION OF REINSURANCE AGREEMENTS. The Reinsurance Agreements and all rights and obligations thereunder are hereby cancelled in their entirety, and neither party has any liability or obligations thereunder, and the Companies hereby recapture all of the liabilities ever arising under the Reinsurance Agreements from its effective date, and discharges the Reinsurer from all such liabilities and from all amounts that the Reinsurer may owe under the Reinsurance Agreements.

        3. RELEASE BY THE COMPANIES. In consideration of the payment of the Commutation Amount, the Companies, each on behalf of itself and its direct and indirect past and present


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parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, attorneys, predecessors, successors, liquidators, receivers, administrators and assigns (collectively, the "COMPANIES RELEASORS"), hereby irrevocably and unconditionally release and forever fully discharge the Reinsurer and its direct and indirect past and present parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, attorneys, predecessors, successors, liquidators, receivers, administrators and assigns (all the foregoing, including the Reinsurer, collectively the "REINSURER RELEASEES"), from any and all past, present and future payment or other obligations, adjustments, executions, offsets, dues, commissions, salvage, premiums, return premiums, unearned premiums, reserves for ceded losses, reserves for outstanding claims, reserves for known or unknown claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever; in each case whether reported or unreported, known or unknown, which any or all of the Companies Releasors ever had, now have, or hereinafter may have, whether grounded in law or equity, in contract or in tort, against any or all of the Reinsurer Releasees; by reason of any matter whatsoever arising out of or under or relating, directly or indirectly, to the Reinsurance Agreements including, without limitation the full amount under the LOCs.

        4. RELEASE BY THE REINSURER. The Reinsurer, on behalf of itself and its direct and indirect past and present parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, attorneys, predecessors, successors, liquidators, receivers, administrators and assigns (collectively, the "REINSURER RELEASORS), hereby irrevocable and unconditionally releases and forever fully discharges the Companies and their direct and indirect past and present parents, subsidiaries and affiliates, and each of their respective officers, directors, employees, agents, attorneys, predecessors, successors, liquidators, receivers, administrators and assigns (all the foregoing, including the Companies, collectively the "COMPANIES RELEASEES"), from any and all past, present and future payment or other obligations, adjustments, executions, offsets, dues, commissions, salvage, premiums, return premiums, unearned premiums, reserves for ceded losses, reserves for outstanding claims, reserves for known or unknown claims, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, judgments, claims, demands, liabilities and/or losses whatsoever; in each case whether reported or unreported, known or unknown, which any or all of the Reinsurer Releasors ever had, now have, or hereinafter may have, whether grounded in law or equity, in contract or in tort, against any or all of the Companies Releasees; by reason of any matter whatsoever arising out of or under or relating, directly or indirectly, to the Reinsurance Agreements.

        5.      ADDITIONAL RELEASE PROVISIONS.

                a. The parties acknowledge and agree that this Agreement and the releases granted hereunder shall be and remain in effect, and not be affected at all, for any reason whatsoever including any of the following reasons: (i) if a party or a Releasor may be or hereafter becomes liable for claims or other payment obligations, or discovers facts or there is an occurrence, in each case which are not now known to or suspected to exist or discoverable by such party or Releasor (even though it may be known, suspected to exist or discoverable by the other party or another Releasor) or to have occurred pursuant to


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        the Reinsurance Agreements, even if such claims or other payment obligations or facts or occurrences, (x) had they been known or suspected to exist by one or both of the parties hereto on or prior to the date hereof, could have affected such party's decision to enter into this Agreement or (y) were not within the contemplation of the parties on the date hereof; or (ii) the breach of any obligation or representation hereunder. For the avoidance of any doubt and without limiting the foregoing, should any such claim or other payment obligation or fact or occurrence pursuant to the Reinsurance Agreements become known or be discovered or occur, it will not entitle any Releasors, or their respective successors and assigns, if any, to void, set aside or re-open the commutation effected by this Agreement, nor to recover any further reinsurance indemnity in respect of such claim.

                b. Nothing in Sections 2, 3, 4 or 5 hereof is intended or shall be deemed to release any party from any obligation undertaken pursuant to this Agreement. Neither this Agreement nor the payment of the Commutation Amount nor any other facts or positions taken in preparation for negotiations of or in connection with negotiating this Agreement shall be considered or deemed an admission of liability or wrongdoing by any party or any Releasor or entities released hereunder.

                c. The releases contained in this Agreement are full and final. Each party hereby waives any right to assert hereafter that any matter or claim released by this Agreement has, through ignorance, oversight or error, been erroneously included in the scope of the release. Each party hereby waives any rights under any law that may in any way limit the effect of the releases purported to be effected by this Agreement.

                d. In the event that all or any portion of the consideration provided by either the Companies or the Reinsurer is deemed to constitute a void or voidable preference under the law of any jurisdiction, the party receiving such consideration (or its successors or assigns, if any), shall return such consideration to the other party and thereupon this Agreement shall be fully rescinded, and the Reinsurance Agreements and the original liabilities and obligations of the parties pursuant to the Reinsurance Agreements shall be reinstated. Such reinstated liabilities and obligations may be asserted in any proceeding and shall be subject to any rights, claims and defenses of the parties.

                e. On the Closing Date The Companies shall deliver the LOC's to the LOC Banks for cancellation without a draw thereon and shall deliver letters to the trustees of the Trust Accounts instructing such trustees to allow the withdrawal transfer or disposition by the Reinsurer of all assets held in such Trust Accounts, and the Companies shall execute any and all required documents to acknowledge and effect such cancellation without draw with respect to the LOC's and effect such withdrawal transfer or disposition with respect to the Trust Accounts.

        6. REPRESENTATIONS. Each of the parties hereto expressly warrants and represents to the other that:


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                a.      it is duly organized, validly existing and in good
        standing in its place of organization;

                b. this Agreement is the legal, valid and binding obligation of it;

                c. this Agreement does not violate its organization documents, or, based upon its actual knowledge, any agreements to which it is a party or any obligation to which it is subject;

                d. the persons executing this Agreement have the full authority to execute this Agreement on behalf of such party;

                e. all consents and any other necessary authorizations and approvals required to enable it lawfully to enter into and perform and comply with its obligations under this Agreement have been obtained and are in full force and effect, including, without limitation, approval, consent or other agreement to the terms and conditions of this Agreement by the Department of Insurance of the State of Pennsylvania (the "Department") prior to the Effective Date and all conditions thereto (if any) have been satisfied;

                f. it has not assigned or encumbered, or purported to assign or encumber, any claim or cause of action purported to be released by this Agreement;

                g. it has been represented by legal counsel in the negotiation and joint preparation of this Agreement and is fully aware of this Agreement's provisions and legal effect; and

                h. it enters into this Agreement freely, without coercion, and based on its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate for it, based upon its own judgment, information and analyses and upon its own tax, accounting, regulatory, legal, financial and other advice relying on such of its own advisers as it may have deemed necessary and in each case without relying on the other party or any of the Releasors it is hereby releasing or any representations thereof; and

                i. it is solvent and no order has been made or petition presented or other step taken for it to be wound up or for the appointment of a liquidator, provisional liquidator, rehabilitator, conservator, receiver, supervisor, administrator or other like office holder under the laws of any jurisdiction whatsoever.

        7. ENTIRE AGREEMENT. This Agreement contains a final and complete integration of all prior expressions of the parties with respect to the subject matter hereof and shall constitute the entire agreement with respect to the subject matter hereof, superseding all prior oral or written understandings, negotiations, representations or agreements relating thereto.


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        8.      NO AMENDMENTS; SUCCESSORS AND ASSIGNS. This Agreement may not be
modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the parties hereunder. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party. The rights, duties and obligations set forth herein shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, including, without limitation, any liquidator, provisional liquidator, rehabilitator, conservator, receiver, supervisor, administrator or other like office holder under the laws of any jurisdiction whatsoever of the Reinsurer or the Companies. The Reinsurer Releasees and the Companies Releasees are intended third-party beneficiaries of the releases contained in this Agreement.

        9. FURTHER ASSURANCES. Each party agrees to do such things and execute such further documents (at the other party's expense) as may be reasonably requested by the other party to effect this Agreement, including, without limitation, (i) providing such information and representations as may be requested by the Department in connection with its review and approval of this Agreement and (ii) execution and delivery of any written instruments as may be required by the LOC Banks to effect the release of the Reinsurer' obligations and liabilities arising under or pursuant to the LOC's.

        10. COSTS OF ENFORCEMENT. Each party agrees that the prevailing party in any action arising under or relating to this Agreement may recover its out-of-pocket costs (including reasonable legal fees and expenses) incurred by the prevailing party or its affiliates in connection with such action.

        11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        12. COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts, each of which shall together constitute one and the same instrument. A facsimile copy of a signature shall have the same force and effect as an original signature.

        13. EFFECTIVE DATE AND CLOSING DATE. This Agreement shall be effective as of May 24, 2005 with respect to Penn Treaty 2001 (such day being the "Penn Treaty 2001 Effective Date") and as of February 1, 2005 with respect to Penn Treaty 2002 (such day being the "Penn Treaty 2002 Effective Date") . The Closing Date shall mean July 28, 2005.

        14. NOTICE. All notices under this Agreement shall be in writing and shall be deemed to be duly given and received (i) upon delivery if delivered by certified mail; or (ii) on the next Business Day if sent by overnight courier, if sent to a Party to its Address for Notices on Schedule C hereto or to such other address as any party may have furnished to the other in writing.

        15. WAIVER OF JURY TRIAL. TO THE EXTENT A RIGHT TO JURY TRIAL IS AVAILABLE TO ANY PARTY TO THIS AGREEMENT, EACH PARTY HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.


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IN WITNESS WHEREOF, this Agreement has been executed by:

PENN TREATY AMERICAN CORPORATION


/s/ Cameron B. Waite                               Date:    July 28, 2005
Name:  Cameron B. Waite
Title: Executive Vice President

PENN TREATY NETWORK AMERICA INSURANCE COMPANY


/s/ Cameron B. Waite                               Date:    July 28, 2005
Name:  Cameron B. Waite
Title: Executive Vice President

AMERICAN NETWORK INSURANCE COMPANY


/s/ Cameron B. Waite                               Date:    July 28, 2005
Name:  Cameron B. Waite
Title: Executive Vice President



CENTRE SOLUTIONS (BERMUDA) LIMITED

/s/ Steve Williams                                 Date:    July 28, 2005
Name:  Steve Williams
Title: Vice President


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                                   SCHEDULE A
                                   ----------

100% Quota Share Reinsurance Contract between Penn Treaty Network America Insurance Company and American Network Insurance Company (as "Reinsureds") and Centre Solutions (Bermuda), Limited (as "Reinsurer") effective December 31, 2001(referred to herein as "Penn Treaty 2001")

Quota Share Reinsurance Contract between Penn Treaty American Corporation, Penn Treaty Network America Insurance Company and American Network Insurance Company (as "Reinsureds") and Centre Solutions (Bermuda), Limited (as "Reinsurer") effective January1, 2002 (referred to herein as "Penn Treaty 2002")


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                                   SCHEDULE B
                                   ----------

Wire Transfer Instructions and instructions for the transfer of securities:



        To be delivered by the Companies under separate cover





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                                   SCHEDULE C
                                   ----------




                               ADDRESS FOR NOTICE
                               ------------------


To the REINSURER:


        Centre Solutions (Bermuda) Limited
        Wellesley House
        90 Pitts Bay Road
        Pembroke HM 08
        P.O. Box HM 1788
        Hamilton HM HX
        Bermuda


With a copy to

        Centre Group Holdings (U.S.) Limited
        105 E. 17th Street
        New York, NY 10003
        Att. General Counsel









To the COMPANIES:

        Penn Treaty Network America Insurance Company
        3440 Lehigh Street
        Allentown, PA 18103-7001
        Attn:  William W. Hunt, President and CEO


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